EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Shareholders and the Board of Directors
The Oilgear Company:
      We consent to the incorporation by reference in the registration statements (No. 33-67672 and No. 33-59033) on Form S-8 of The Oilgear Company of our reports dated April 13, 2005, relating to the consolidated balance sheets of The Oilgear Company and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations and shareholders’ equity, comprehensive income (loss) and cash flows and the related financial statement schedule for each of the years in the three-year period ended December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of The Oilgear Company. Our report indicates that the consolidated balance sheet of The Oilgear Company and subsidiaries as of December 31, 2003, and the consolidated statements of operations and shareholders’ equity, comprehensive income (loss), and cash flows for the year ended December 31, 2002 have been restated.

/s/ KPMG LLP

Milwaukee, Wisconsin
April 13, 2005